Exhibit 4.2

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto
Pour valeur reçue, le soussigné vend, cède et transporte à

(Print name(s) of person(s) to whom the securities are being transferred and the address for the register /
Écrivez le nom de la ou des personnes à qui les titres sont transférés et l’adresse pour le registre)

shares /
actions

(number of shares if blank, deemed to be all /
nombre d’actions — s’il n’y a rien d’écrit, la totalité est présumée)

of the Company represented by this certificate, and hereby irrevocably constitutes and appoints CIBC Mellon Trust Company the attorney of the undersigned to transfer the said securities with full power of substitution in this matter:

de la société représentées par le présent certificat et constitue et nomme irrévocablement par les présentes la Compagnie Trust CIBC Mellon procureur du ou des soussignés pour transférer lesdits titres avec plein pouvoir de substitution à cet égard:

Dated / Fait le

Signature Guarantee(s)* /
Garantie des signatures*
(the transfer cannot be processed without acceptable guarantees of all signatures /
le transfert ne peut être effectué sans une garantie acceptable de chaque signature)	Transferor(s) Signature(s)* / Signature du ou des cédants*

* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be Signature Guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, or a member of one of the recognized medallion programs — Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).

* Pour les transferts signés par le ou les détenteurs inscrits, chaque signature doit correspondre exactement avec le ou les noms sur le ou les certificats, sans aucun changement.
Aussi, chaque signature doit être garantie par une banque à charte de l’Annexe 1, une importante société de fiducie au Canada, ou un membre de l’un des programmes de garantie Medallion — Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP) ou New York Stock Exchange, Inc Medallion Signature Program (MSP).

Until the Separation Time (as defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement made as of December      , 2004, The “Rights Agreement”) between Novelis Inc. (the “Corporation”) and CIBC Mellon Trust Company, as Rights Agent, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void if, in certain cases, they are “Beneficially Owned” by an “Acquiring Person” (as such terms are defined in the Rights Agreement) or a transferee thereof, or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefore.

Jusqu’à a libération des Droits (qui est définie dans la convention de Droits pour les actionnaires mentionnée ci-dessous) le présent certificat atteste que son détenteur jouit de certains droits stipulés dans une convention de Droits pour les actionnaires passée le       décembre 2004 (la « convention de Droits ») entre Novelis Inc. (la « société ») et Compagnie Trust CIBC Mellon (l’« agent d’émission des Droits »); les conditions de cette convention, dont copie est déposée au bureau principal de la direction de la société, sont incorporées aux présentes par renvoi. Dans certaines circonstances stipulées dans la convention de Droits, ces Droits peuvent être modifiés, rachetés, peuvent expirer, peuvent devenir nuls si, dans certains cas, ils sont la « propriété réelle » d’un « acquéreur important » (selon les définitions de ces expressions dans la convention de Droits) ou d’un cessionnaire de ce dernier, ou peuvent être représentés par des certificats séparés, auquel cas le présent certificat n’en atteste plus l’existence. La société postera ou fera poster, sans frais, une copie de la convention de Droits au détenteur du présent certificat dans les cinq jours suivant la réception d’une demande écrite à cet effet.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.